UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01047 (Commission File Number)	90-0994912 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On January 5, 2015, FS Investment Corporation III (the “Company”) amended and restated its distribution reinvestment plan (the “Original DRP” and as amended and restated, the “Amended DRP”).  The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, January 28, 2015.

Under the Original DRP, cash distributions to participating stockholders are reinvested in additional shares of common stock of the Company “Shares”) at a purchase price equal to 95% of the price at which Shares are sold in the Company’s public offering at the weekly closing conducted on the day of or immediately following a distribution payment date (each, a “DRP Purchase Date”).

Under the Amended DRP, cash distributions to participating stockholders will be reinvested in additional Shares at a purchase price equal to 90% of the price at which Shares are sold in the Company’s public offering on a DRP Purchase Date.  No other terms of the Original DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 30, 2014, Edward T. Gallivan, Jr. resigned from his position as Chief Financial Officer of the Company. Mr. Gallivan will continue to serve as Chief Financial Officer of FS Energy and Power Fund and FS Energy and Power Fund II, business development companies affiliated with the Company. In connection with Mr. Gallivan’s resignation, on December 30, 2014, the Company’s board of directors appointed Michael Lawson as Chief Financial Officer of the Company. Set forth below is biographical information pertaining to Mr. Lawson.

Michael Lawson

Michael Lawson, 54, has served as the Chief Financial Officer of FS Investment Corporation II since September 2014. Prior to his appointment as Chief Financial Officer of FS Investment Corporation II, Mr. Lawson served as Fund Chief Financial Officer of Franklin Square Holdings, L.P. (“Franklin Square”) from April 2014 to September 2014. Prior to joining Franklin Square, Mr. Lawson worked as an Investment Accounting Director in the Global Fund Services Group of SEI Investments Company from July 2005 to April 2014. During his tenure as an Investment Accounting Director, Mr. Lawson served as the Chief Financial Officer of The Advisors’ Inner Circle Fund and other related mutual fund trusts. Mr. Lawson also served as an Investment Accounting Manager for each of SEI Investments Company, Pilgrim Baxter & Associates, Ltd. and PFPC, Inc., a part of the PNC Financial Services Group Inc. Mr. Lawson received his B.B.A. from Temple University with a degree in Finance.

Mr. Lawson was not appointed to serve as chief financial officer pursuant to any agreement or understanding with the Company or any other person. There are no material contracts or agreements between the Company and Mr. Lawson. Mr. Lawson is employed by the Company’s affiliate, Franklin Square, and will not receive any direct compensation from the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of the Company.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area. Some of these factors are enumerated in the filings the Company makes with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date: January 6, 2015	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of the Company.